AXIS Capital Holdings Limited

INVESTOR FINANCIAL SUPPLEMENT

FOURTH QUARTER 2017

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Linda Ventresca
Investor Relations
441 405 2727
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that we file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS Capital Holdings Limited
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

DEFINITIONS AND PRESENTATION

Unless otherwise noted, all data is in thousands, except for per share amounts and ratio information.

•
All financial information contained herein is unaudited, except for the consolidated balance sheets at December 31, 2016 and December 31, 2015 and consolidated statements of income for the years then ended.

•	Amounts may not reconcile exactly due to rounding differences.

•	NM - Not meaningful; NA - Not applicable
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
Statements in this presentation that are not historical facts, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio, our expectations regarding pricing and other market conditions, our estimates of the effects of the Tax Cuts and Jobs Act of 2017 ("U.S. Tax Reform"), our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the cyclical nature of the re(insurance) business leading to periods with excess underwriting capacity and unfavorable premium rates,

•	the occurrence and magnitude of natural and man-made disasters,

•	losses from war, terrorism and political unrest or other unanticipated losses,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	our inability to purchase reinsurance or collect amounts due to us,

•	the breach by third parties in our program business of their obligations to us,

•	difficulties with technology and/or data security,

•	the failure of our policyholders and intermediaries to pay premiums,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	loss of business provided to us by our major brokers and credit risk due to our reliance on brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

•	changes in governmental regulations and potential government intervention in our industry,

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union,

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values,

•	the failure to successfully integrate acquired businesses or realize the expected synergies resulting from such acquisitions,

•	changes in tax laws, and

•
the other factors set forth in our most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

i

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown coverage for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business consists of both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides coverage for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides coverage for physical damage and business interruption of an insured following an act of terrorism and includes kidnap & ransom and crisis management insurance.
Aviation: provides hull and liability and specific war coverage primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks, commodity traders, corporations and multilateral and export credit agencies. Coverage is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events. The credit insurance coverage is primarily for lenders seeking to mitigate the risk of non-payment from their borrowers. In order to claim compensation under a credit insurance contract, the insured (most often a bank) cannot assign, without our prior agreement, the insured contract (most often a loan) to any third party and is normally obliged to hold a material portion of insured asset on their own books, unhedged and uninsured.
Professional Lines: provides coverage for directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, cyber and privacy insurance, medical malpractice and other financial insurance related coverages for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets. Target industry sectors include construction, manufacturing, transportation and trucking and other services. Also includes primary and excess of loss employers, public and products liability predominately in the UK.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups, as well as accident and health reinsurance for catastrophic or per life events on a quota share and/or excess of loss basis, with aggregate and/or per person deductibles.
Discontinued Insurance Lines: includes lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. Discontinued insurance lines include Financial Institutions, Professional Indemnity, International Liability, International Direct property.

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides non-life reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The exposure in the underlying policies is principally property exposure but also covers other exposures including workers compensation, personal accident and life. The principal perils in this portfolio are hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. We underwrite catastrophe reinsurance principally on an excess of loss basis.
Property: provides coverage for property damage and related losses resulting from natural and man-made perils contained in underlying personal and commercial policies. While our predominant exposure is to property damage, other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. While our most significant exposures typically relate to losses from windstorms, tornadoes and earthquakes, we are also exposed to other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events. We assume business on both a proportional and excess of loss basis.
Professional Lines: covers directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. Business is written on both a proportional and excess of loss basis.
Credit and Surety: consists mostly of reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Also included in this line are credit insurance coverage to mortgage guaranty insurers and government sponsored entities and coverage for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world.
Motor: provides coverage to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. We offer traditional proportional and non-proportional reinsurance as well as structured solutions.
Liability: provides coverage to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability are also written.
Agriculture: provides coverage for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. We provide both proportional and aggregate stop loss reinsurance.
Engineering: provides coverage for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes coverage for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.
Marine and Other: includes marine, aviation and personal accident reinsurance.
Discontinued Reinsurance Lines: includes lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. Discontinued reinsurance lines include Motor Reinsurance, General Liability Reinsurance, International Facultative property.

AXIS Capital Holdings Limited
FINANCIAL HIGHLIGHTS

		Quarter ended December 31,				Year ended December 31,
		2017	2016	Change		2017	2016	Change
HIGHLIGHTS	Gross premiums written	$1,096,501	$730,650	50.1%		$5,556,273	$4,970,208	11.8%
	Gross premiums written - Insurance	81.5%	83.1%	(1.6)	pts	56.3%	54.7%	1.6	pts
	Gross premiums written - Reinsurance	18.5%	16.9%	1.6	pts	43.7%	45.3%	(1.6)	pts
	Net premiums written	$729,424	$464,387	57.1%		$4,027,143	$3,752,974	7.3%
	Net premiums earned	$1,211,495	$921,879	31.4%		$4,148,760	$3,705,625	12.0%
	Net premiums earned - Insurance	54.3%	49.3%	5.0	pts	50.8%	48.0%	2.8	pts
	Net premiums earned - Reinsurance	45.7%	50.7%	(5.0)	pts	49.2%	52.0%	(2.8)	pts
	Net income (loss) available to common shareholders	$(38,081)	$130,912	nm		$(415,779)	$465,462	nm
	Non-GAAP operating income (loss) [a]	19,879	100,500	(80.2%)		(264,559)	409,945	nm
	Reserve for losses and loss expenses	12,997,552	9,697,827	34.0%		12,997,552	9,697,827	34.0%
	Total shareholders’ equity	5,341,264	6,272,370	(14.8%)		5,341,264	6,272,370	(14.8%)

PER COMMON SHARE AND COMMON SHARE DATA	Basic earnings (loss) per common share	($0.46)	$1.50	nm		($4.94)	$5.13	nm
	Diluted earnings (loss) per common share	($0.46)	$1.48	nm		($4.94)	$5.08	nm
	Non-GAAP operating income (loss) per common share - diluted [b]	$0.24	$1.14	(78.9%)		($3.15)	$4.48	nm
	Weighted average common shares outstanding	83,160	87,552	(5.0%)		84,108	90,772	(7.3%)
	Diluted weighted average common shares outstanding	83,160	88,474	(6.0%)		84,108	91,547	(8.1%)
	Book value per common share	$54.91	$59.54	(7.8%)		$54.91	$59.54	(7.8%)
	Diluted book value per common share (treasury stock method)	$53.88	$58.27	(7.5%)		$53.88	$58.27	(7.5%)
	Non-GAAP diluted tangible book value per common share (treasury stock method) [a]	$50.18	$57.46	(12.4%)		$50.18	$57.31	(12.4%)
	Accumulated dividends declared per common share	$13.16	$11.63	13.2%		$13.16	$11.63	13.2%

FINANCIAL RATIOS	ROACE [c]	(3.3%)	9.9%	(13.2)	pts	(8.6%)	9.0%	(17.6)	pts
	Non-GAAP operating ROACE [d]	1.7%	7.6%	(5.9)	pts	(5.4%)	7.9%	(13.3)	pts
	Net loss and loss expense ratio	69.3%	58.6%	10.7	pts	79.2%	59.5%	19.7	pts
	Acquisition cost ratio	19.4%	20.3%	(0.9)	pts	19.9%	20.2%	(0.3)	pts
	General and administrative expense ratio	12.0%	17.8%	(5.8)	pts	14.0%	16.2%	(2.2)	pts
	Combined ratio	100.7%	96.7%	4.0	pts	113.1%	95.9%	17.2	pts

INVESTMENT DATA	Total assets	$24,760,177	$20,813,691	19.0%		$24,760,177	$20,813,691	19.0%
	Total cash and invested assets [e]	16,140,251	14,727,558	9.6%		16,140,251	14,727,558	9.6%
	Net investment income	100,908	95,517	5.6%		400,805	353,335	13.4%
	Net realized investment gains (losses)	43,038	(20,229)	nm		28,226	(60,525)	nm
	Total return on cash and investments (inclusive of investment related foreign exchange movements) [f]	0.6%	(1.1%)	1.7	pts	4.0%	2.5%	1.5	pts
	Non-GAAP total return on cash and investments (exclusive of investment related foreign exchange movements) [f] [h]	0.5%	(0.8%)	1.3	pts	3.5%	3.0%	0.5	pts
	Return on other investments [g]	2.1%	2.0%	0.1	pts	9.6%	5.1%	4.5	pts
	Book yield of fixed maturities	2.5%	2.6%	(0.1)	pts	2.5%	2.6%	(0.1)	pts

[a]
Non-GAAP operating income (loss) and diluted tangible book value per common share are non-GAAP financial measures as defined by Regulation G. See page 27 for reconciliation of non-GAAP operating income (loss) to net income (loss) available to common shareholders and page 28 for diluted tangible book value per common share to diluted book value per common share.

[b]	Non-GAAP operating income (loss) per common share - diluted, is calculated by dividing non-GAAP operating income (loss) for the period by weighted average common shares and share equivalents.

[c]
Return on average common equity (“ROACE”) is calculated by dividing net income (loss) available to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Net income (loss) for the quarter-periods is annualized.

[d]
Non-GAAP Operating ROACE, also a non-GAAP financial measure, is calculated by dividing non-GAAP operating income (loss) for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Non-GAAP operating income (loss) for the quarter-periods is annualized.

[e]
Total cash and invested assets represents the total cash, available for sale investments, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

[f]
In calculating total return, we include net investment income, net realized investment gains (losses), interest in income (loss) of equity method investments and the change in unrealized gains (losses) generated by our average cash and investment balances.

[g]	Return on other investments is calculated by dividing other investment income by the average month-end other investment balances for the period, excluding Overseas Deposits.

[h]
Pre-tax total return on cash and investments excluding foreign exchange movements is a "non-GAAP financial measure" as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange gains (losses) of $17m and $(39)m for the three months ended December 31, 2017 and 2016, respectively, and foreign exchange gains (losses) of $80m and $(79)m for the years ended December 31, 2017 and 2016, respectively.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - QUARTERLY

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q4 2015
UNDERWRITING REVENUES
Gross premiums written	$1,096,501	$1,185,574	$1,362,327	$1,911,871	$730,650	$799,802
Premiums ceded	(367,077)	(352,831)	(406,310)	(402,912)	(266,263)	(204,444)
Net premiums written	729,424	832,743	956,017	1,508,959	464,387	595,358

Gross premiums earned	1,699,882	1,370,035	1,300,648	1,245,669	1,213,623	1,146,532
Ceded premiums expensed	(488,387)	(352,904)	(319,217)	(306,966)	(291,744)	(224,720)
Net premiums earned	1,211,495	1,017,131	981,431	938,703	921,879	921,812
Other insurance related income (losses)	3,180	(3,197)	2,560	(3,783)	2,372	(15,272)
Total underwriting revenues	1,214,675	1,013,934	983,991	934,920	924,251	906,540

UNDERWRITING EXPENSES
Net losses and loss expenses	840,132	1,235,367	605,332	606,942	540,612	523,331
Acquisition costs	234,713	194,724	204,361	189,792	187,305	180,564
Underwriting-related general and administrative expenses [a]	113,700	96,696	117,286	121,801	130,069	114,287
Total underwriting expenses	1,188,545	1,526,787	926,979	918,535	857,986	818,182

UNDERWRITING INCOME (LOSS) [b]	26,130	(512,853)	57,012	16,385	66,265	88,358

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	100,908	95,169	106,063	98,664	95,517	79,000
Net realized investment gains (losses)	43,038	14,632	(4,392)	(25,050)	(20,229)	(14,872)
Interest expense and financing costs	(16,434)	(12,835)	(12,751)	(12,791)	(12,774)	(12,851)
Total other operating revenues	127,512	96,966	88,920	60,823	62,514	51,277

OTHER (EXPENSES) REVENUE
Foreign exchange (losses) gains	(44,644)	(32,510)	(36,118)	(21,465)	51,514	33,112
Corporate expenses [a]	(32,023)	(27,933)	(30,530)	(39,459)	(33,095)	(26,084)
Transaction and reorganization expenses	(20,748)	(5,970)	—	—	—	—
Amortization of value of business acquired	(50,104)	—	—	—	—	—
Amortization of intangibles	(2,543)	—	—	—	—	—
Bargain purchase gain	—	—	15,044	—	—	—
Total other (expenses) revenues	(150,062)	(66,413)	(51,604)	(60,924)	18,419	7,028

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	3,580	(482,300)	94,328	16,284	147,198	146,663

Income tax (expense) benefit	(31,005)	25,877	3,333	9,337	1,373	(1,873)
Interest in income (loss) of equity method investments	—	(661)	(1,975)	(5,766)	340	—

NET INCOME (LOSS)	(27,425)	(457,084)	95,686	19,855	148,911	144,790

Preferred share dividends	(10,656)	(10,656)	(10,656)	(14,841)	(16,690)	(10,003)
Loss on repurchase of preferred shares	—	—	—	—	(1,309)	—

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(38,081)	$(467,740)	$85,030	$5,014	$130,912	$134,787

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	69.3%	121.5%	61.7%	64.7%	58.6%	56.8%
Acquisition cost ratio	19.4%	19.1%	20.8%	20.2%	20.3%	19.6%
General and administrative expense ratio [a]	12.0%	12.3%	15.1%	17.2%	17.8%	15.2%
Combined ratio	100.7%	152.9%	97.6%	102.1%	96.7%	91.6%

Weighted average basic shares outstanding	83,160	83,305	84,141	86,022	87,552	96,072
Weighted average diluted shares outstanding	83,160	83,305	84,511	86,793	88,474	97,148
Basic earnings (loss) per common share	($0.46)	($5.61)	$1.01	$0.06	$1.50	$1.40
Diluted earnings (loss) per common share	($0.46)	($5.61)	$1.01	$0.06	$1.48	$1.39
ROACE (annualized)	(3.3%)	nm	6.7%	0.4%	9.9%	10.3%
Non-GAAP operating ROACE (annualized)	1.7%	nm	8.6%	4.0%	7.6%	9.2%

[a]
Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. Our total general and administrative expenses also include corporate expenses. Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]
Group (or consolidated) underwriting income (loss) is also a non-GAAP financial measure. Reconciliations of consolidated underwriting income to the nearest GAAP financial measure (income (loss) before income taxes and interest in income (loss) of equity method investment) are presented above and on the following page.

AXIS Capital Holdings Limited

CONSOLIDATED STATEMENTS OF INCOME - YEAR

	Year ended December 31,
	2017	2016	2015
UNDERWRITING REVENUES
Gross premiums written	$5,556,273	$4,970,208	$4,603,730
Premiums ceded	(1,529,130)	(1,217,234)	(929,064)
Net premiums written	4,027,143	3,752,974	3,674,666

Gross premiums earned	5,616,234	4,762,394	4,567,953
Ceded premiums expensed	(1,467,474)	(1,056,769)	(881,536)
Net premiums earned	4,148,760	3,705,625	3,686,417
Other insurance related income (losses)	(1,240)	7,222	(2,953)
Total underwriting revenues	4,147,520	3,712,847	3,683,464

UNDERWRITING EXPENSES
Net losses and loss expenses	3,287,772	2,204,197	2,176,199
Acquisition costs	823,591	746,876	718,112
Underwriting-related general and administrative expenses [a]	449,483	482,701	486,911
Total underwriting expenses	4,560,846	3,433,774	3,381,222

UNDERWRITING INCOME (LOSS)	(413,326)	279,073	302,242

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	400,805	353,335	305,336
Net realized investment gains (losses)	28,226	(60,525)	(138,491)
Interest expense and financing costs	(54,811)	(51,360)	(50,963)
Total other operating revenues	374,220	241,450	115,882

OTHER (EXPENSES) REVENUE
Foreign exchange (losses) gains	(134,737)	121,295	102,312
Termination fee received	—	—	280,000
Corporate expenses [a]	(129,945)	(120,016)	(109,910)
Transaction and reorganization expenses	(26,718)	—	(45,867)
Amortization of value of business acquired	(50,104)	—	—
Amortization of intangibles	(2,543)	—	—
Bargain purchase gain	15,044	—	—
Total other (expenses) revenues	(329,003)	1,279	226,535

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	(368,109)	521,802	644,659

Income tax benefit (expense)	7,542	(6,340)	(3,028)
Interest in income (loss) of equity method investments	(8,402)	(2,094)	—

NET INCOME (LOSS)	(368,969)	513,368	641,631

Preferred share dividends	(46,810)	(46,597)	(40,069)
Loss on repurchase of preferred shares	—	(1,309)	—

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(415,779)	$465,462	$601,562

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	79.2%	59.5%	59.0%
Acquisition cost ratio	19.9%	20.2%	19.5%
General and administrative expense ratio [a]	14.0%	16.2%	16.2%
Combined ratio	113.1%	95.9%	94.7%

Weighted average basic shares outstanding	84,108	90,772	98,609
Weighted average diluted shares outstanding	84,108	91,547	99,629
Basic earnings (loss) per common share	($4.94)	$5.13	$6.10
Diluted earnings (loss) per common share	($4.94)	$5.08	$6.04
ROACE	(8.6%)	9.0%	11.5%
Non-GAAP operating ROACE	(5.4%)	7.9%	7.7%
[a]    Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited
CONSOLIDATED SEGMENT DATA

	Quarter ended December 31, 2017			Year ended December 31, 2017
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$893,442	$203,059	$1,096,501	$3,127,837	$2,428,436	$5,556,273
Net premiums written	554,705	174,719	729,424	2,087,734	1,939,409	4,027,143

Gross premiums earned	1,001,548	698,334	1,699,882	3,120,477	2,495,757	5,616,234
Ceded premiums expensed	(343,455)	(144,932)	(488,387)	(1,014,114)	(453,360)	(1,467,474)
Net premiums earned	658,093	553,402	1,211,495	2,106,363	2,042,397	4,148,760
Other insurance related income (losses)	2,381	799	3,180	3,458	(4,698)	(1,240)
Total underwriting revenues	660,474	554,201	1,214,675	2,109,821	2,037,699	4,147,520

UNDERWRITING EXPENSES
Net losses and loss expenses	419,536	420,596	840,132	1,661,032	1,626,740	3,287,772
Acquisition costs	109,084	125,629	234,713	332,749	490,842	823,591
Underwriting-related general and administrative expenses	90,704	22,996	113,700	344,012	105,471	449,483
Total underwriting expenses	619,324	569,221	1,188,545	2,337,793	2,223,053	4,560,846

UNDERWRITING INCOME (LOSS)	$41,150	$(15,020)	$26,130	$(227,972)	$(185,354)	$(413,326)

KEY RATIOS
Current accident year loss ratio	66.5%	82.9%	74.0%	81.2%	87.0%	84.1%
Prior period reserve development	(2.7%)	(6.9%)	(4.7%)	(2.3%)	(7.4%)	(4.9%)
Net loss and loss expense ratio	63.8%	76.0%	69.3%	78.9%	79.6%	79.2%
Acquisition cost ratio	16.6%	22.7%	19.4%	15.8%	24.0%	19.9%
Underwriting-related general and administrative expense ratio	13.7%	4.2%	9.4%	16.3%	5.2%	10.9%
Corporate expense ratio			2.6%			3.1%
Combined ratio	94.1%	102.9%	100.7%	111.0%	108.8%	113.1%

AXIS Capital Holdings Limited
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

							Year ended December 31,
	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q4 2015	2017	2016

INSURANCE SEGMENT
Property	$240,246	$154,882	$198,681	$144,564	$150,511	$141,429	$738,373	$672,891
Marine	59,387	42,483	73,921	65,601	34,311	26,071	241,393	225,609
Terrorism	13,044	12,147	10,509	11,814	10,056	7,972	47,514	38,146
Aviation	24,472	23,814	21,037	14,583	16,062	24,887	83,906	53,173
Credit and Political Risk	40,212	19,793	15,139	16,172	15,631	30,327	91,316	49,930
Professional Lines	309,905	213,009	244,119	155,469	254,942	251,641	922,502	845,358
Liability	114,631	131,975	136,725	90,603	94,233	83,941	473,935	405,030
Accident and Health	76,725	146,263	95,892	195,200	31,700	46,259	514,078	430,105
Discontinued Lines	14,820	—	—	—	—	—	14,820	—
TOTAL INSURANCE SEGMENT	893,442	744,366	796,023	694,006	607,446	612,527	3,127,837	2,720,242

REINSURANCE SEGMENT
Catastrophe	25,703	89,510	135,560	185,935	8,193	8,135	436,707	324,884
Property	11,344	90,001	56,723	194,541	(1,020)	(2,649)	352,609	282,535
Professional Lines	34,500	20,175	120,584	77,012	33,309	71,794	252,272	268,403
Credit and Surety	22,069	38,216	25,143	119,925	3,975	11,662	205,352	319,077
Motor	18,022	40,385	42,093	291,423	7,683	1,839	391,923	346,087
Liability	51,702	139,083	118,095	111,821	57,109	86,457	420,701	422,489
Agriculture	17,763	11,152	58,094	149,191	6,963	(6,506)	236,200	158,278
Engineering	19,134	10,120	7,347	40,533	12,173	13,886	77,134	68,892
Marine and Other	3,209	2,566	2,665	47,484	(5,181)	2,657	55,925	59,321
Discontinued Lines	(387)	—	—	—	—	—	(387)	—
TOTAL REINSURANCE SEGMENT	203,059	441,208	566,304	1,217,865	123,204	187,275	2,428,436	2,249,966

CONSOLIDATED TOTAL	$1,096,501	$1,185,574	$1,362,327	$1,911,871	$730,650	$799,802	$5,556,273	$4,970,208

AXIS Capital Holdings Limited
INSURANCE SEGMENT DATA - QUARTERLY

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q4 2015
UNDERWRITING REVENUES
Gross premiums written	$893,442	$744,366	$796,023	$694,006	$607,446	$612,527
Net premiums written	554,705	500,022	527,678	505,329	374,068	407,236

Gross premiums earned	1,001,548	723,648	716,176	679,105	680,000	652,349
Ceded premiums expensed	(343,455)	(227,644)	(222,340)	(220,675)	(225,328)	(198,498)
Net premiums earned	658,093	496,004	493,836	458,430	454,672	453,851
Other insurance related income	2,381	526	508	42	146	225
Total underwriting revenues	660,474	496,530	494,344	458,472	454,818	454,076

UNDERWRITING EXPENSES
Net losses and loss expenses	419,536	628,865	325,728	286,903	288,161	288,348
Acquisition costs	109,084	74,231	81,276	68,157	66,138	60,716
General and administrative expenses	90,704	75,038	87,822	90,448	94,205	79,734
Total underwriting expenses	619,324	778,134	494,826	445,508	448,504	428,798

UNDERWRITING INCOME (LOSS)	$41,150	$(281,604)	$(482)	$12,964	$6,314	$25,278

KEY RATIOS
Current accident year loss ratio	66.5%	127.3%	69.9%	64.5%	66.2%	64.0%
Prior period reserve development	(2.7%)	(0.5%)	(3.9%)	(1.9%)	(2.8%)	(0.5%)
Net loss and loss expense ratio	63.8%	126.8%	66.0%	62.6%	63.4%	63.5%
Acquisition cost ratio	16.6%	15.0%	16.5%	14.9%	14.5%	13.4%
General and administrative expense ratio	13.7%	15.1%	17.7%	19.7%	20.7%	17.6%
Combined ratio	94.1%	156.9%	100.2%	97.2%	98.6%	94.5%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT DATA - QUARTERLY

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q4 2015
UNDERWRITING REVENUES
Gross premiums written	$203,059	$441,208	$566,304	$1,217,865	$123,204	$187,275
Net premiums written	174,719	332,721	428,339	1,003,630	90,319	188,122

Gross premiums earned	698,334	646,387	584,472	566,564	533,623	494,183
Ceded premiums expensed	(144,932)	(125,260)	(96,877)	(86,291)	(66,416)	(26,222)
Net premiums earned	553,402	521,127	487,595	480,273	467,207	467,961
Other insurance related income (losses)	799	(3,723)	2,052	(3,825)	2,226	(15,497)
Total underwriting revenues	554,201	517,404	489,647	476,448	469,433	452,464

UNDERWRITING EXPENSES
Net losses and loss expenses	420,596	606,502	279,604	320,039	252,451	234,983
Acquisition costs	125,629	120,493	123,085	121,635	121,167	119,848
General and administrative expenses	22,996	21,658	29,464	31,353	35,864	34,553
Total underwriting expenses	569,221	748,653	432,153	473,027	409,482	389,384

UNDERWRITING INCOME (LOSS)	$(15,020)	$(231,249)	$57,494	$3,421	$59,951	$63,080

KEY RATIOS
Current accident year loss ratio	82.9%	125.0%	67.9%	70.0%	65.9%	66.2%
Prior period reserve development	(6.9%)	(8.6%)	(10.6%)	(3.4%)	(11.9%)	(16.0%)
Net loss and loss expense ratio	76.0%	116.4%	57.3%	66.6%	54.0%	50.2%
Acquisition cost ratio	22.7%	23.1%	25.2%	25.3%	25.9%	25.6%
General and administrative expense ratio	4.2%	4.2%	6.1%	6.6%	7.7%	7.4%
Combined ratio	102.9%	143.7%	88.6%	98.5%	87.6%	83.2%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT - STRATEGIC CAPITAL PARTNERS

	Quarter ended December 31,		Year ended December 31,
TOTAL MANAGED PREMIUMS [a]	2017	2016	2017	2016
Total managed premiums	$203,059	$123,204	$2,428,436	$2,249,966
Premiums ceded to Harrington Re	16,156	17,403	194,730	119,092
Premiums ceded to Other Strategic Capital Partners	12,184	15,482	294,297	185,025
Net premiums written	$174,719	$90,319	$1,939,409	$1,945,849

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$7,743	$6,769	$36,004	$21,776

[a]
Total managed premiums represented gross premiums written by the AXIS Reinsurance segment of $203,059 and $123,204 for the three months ended December 31, 2017 and 2016, respectively, and $2,428,436 and $2,249,966 for the years ended December 31, 2017 and 2016, respectively, including premiums written on behalf of our strategic capital partners.

[b]
Fee income from strategic capital partners represents service fees and reimbursement of expenses due to the AXIS Reinsurance segment from its strategic capital partners. Fee income from strategic capital partners included $88 and $5,013 included in other insurance related income (expense) for the three months and year ended December 31, 2017, respectively, and $2,395 and $7,931 for the three months and year ended December 31, 2016. It also included $7,655 and $30,991 as an offset to general and administrative expenses for the three months and year ended December 31, 2017, respectively, and $4,374 and $13,845 for the three months and year ended December 31, 2016 . Fee income from strategic capital partners for periods prior to June 30, 2016 were included in acquisition costs.

AXIS Capital Holdings Limited
NET INVESTMENT INCOME - QUARTERLY AND YEAR

							Year ended December 31,
	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q4 2015	2017	2016

Fixed maturities	$82,060	$74,978	$78,218	$77,407	$76,036	$74,659	$312,662	$305,459
Other investments	16,885	17,373	23,639	18,962	16,744	2,531	76,858	42,514
Equity securities	3,871	3,223	4,347	3,478	3,462	3,494	14,919	16,306
Mortgage loans	2,810	2,895	2,597	2,477	2,313	1,085	10,780	7,996
Cash and cash equivalents	417	3,111	3,433	3,095	2,138	4,802	10,057	9,209
Short-term investments	921	698	660	438	1,353	163	2,718	2,060

Gross investment income	106,964	102,278	112,894	105,857	102,046	86,734	427,994	383,544
Investment expense	(6,056)	(7,109)	(6,831)	(7,193)	(6,529)	(7,734)	(27,189)	(30,209)

Net investment income	$100,908	$95,169	$106,063	$98,664	$95,517	$79,000	$400,805	$353,335

AXIS Capital Holdings Limited
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2017	2017	2017	2017	2016	2015
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$12,622,006	$11,086,386	$11,424,295	$11,191,529	$11,397,114	$11,719,749
Equity securities, available for sale, at fair value	635,511	659,751	738,489	653,419	638,744	597,998
Mortgage loans, held for investment, at amortized cost and fair value	325,062	360,381	349,916	339,855	349,969	206,277
Other investments, at fair value	1,009,373	830,253	813,617	780,395	830,219	816,756
Equity method investments	$108,597	108,597	109,258	111,233	116,000	10,932
Short-term investments, at amortized cost and fair value	83,661	15,282	10,146	13,338	127,461	34,406
Total investments	14,784,210	13,060,650	13,445,721	13,089,769	13,459,507	13,386,118
Cash and cash equivalents	1,363,786	1,631,127	1,015,270	1,451,570	1,241,507	1,174,751
Accrued interest receivable	81,223	68,023	72,626	69,649	74,971	73,729
Insurance and reinsurance premium balances receivable	3,012,419	2,968,096	3,050,222	2,891,811	2,313,512	1,967,535
Reinsurance recoverable on paid and unpaid losses	3,338,840	2,360,821	2,184,934	2,070,341	2,334,922	2,096,104
Deferred acquisition costs	474,061	562,774	591,397	609,773	438,636	471,782
Prepaid reinsurance premiums	809,274	734,129	733,836	645,663	556,344	396,201
Receivable for investments sold	11,621	9,357	18,754	40,448	14,123	26,478
Goodwill	102,003	48,969	47,148	47,148	47,148	47,148
Intangible assets	257,987	38,237	39,072	37,465	37,901	39,710
Value of business acquired	206,838	—	—	—	—	—
Other assets	317,915	335,967	300,658	293,330	295,120	302,335
TOTAL ASSETS	$24,760,177	$21,818,150	$21,499,638	$21,246,967	$20,813,691	$19,981,891

LIABILITIES
Reserve for losses and loss expenses	$12,997,552	$10,787,575	$9,878,662	$9,541,963	$9,697,827	$9,646,285
Unearned premiums	3,641,399	3,521,063	3,704,003	3,629,354	2,969,498	2,760,889
Insurance and reinsurance balances payable	899,064	670,292	677,204	514,356	493,183	356,417
Notes payable and debt	1,376,529	993,797	993,511	993,229	992,950	991,825
Payable for investments purchased	100,589	122,065	95,865	83,783	62,550	9,356
Other liabilities	403,780	268,659	257,698	253,917	325,313	350,237
TOTAL LIABILITIES	19,418,913	16,363,451	15,606,943	15,016,602	14,541,321	14,115,009

SHAREHOLDERS’ EQUITY
Preferred shares	775,000	775,000	775,000	1,126,074	1,126,074	627,843
Common shares	2,206	2,206	2,206	2,206	2,206	2,202
Additional paid-in capital	2,299,166	2,291,516	2,283,523	2,276,671	2,299,857	2,241,388
Accumulated other comprehensive income (loss)	92,382	141,613	84,306	699	(121,841)	(188,465)
Retained earnings	5,979,666	6,051,659	6,551,801	6,499,262	6,527,627	6,194,353
Treasury shares, at cost	(3,807,156)	(3,807,295)	(3,804,141)	(3,674,547)	(3,561,553)	(3,010,439)
TOTAL SHAREHOLDERS' EQUITY	5,341,264	5,454,699	5,892,695	6,230,365	6,272,370	5,866,882

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$24,760,177	$21,818,150	$21,499,638	$21,246,967	$20,813,691	$19,981,891

Basic common shares outstanding	83,161	83,157	83,203	85,170	86,441	96,066
Diluted common shares outstanding	84,745	84,575	84,655	86,670	88,317	96,883
Book value per common share	$54.91	$56.28	$61.51	$59.93	$59.54	$55.32
Diluted book value per common share	53.88	55.33	60.45	58.89	58.27	54.08
Diluted tangible book value per common share	$50.18	$54.30	$59.44	$57.92	$57.31	$53.18
Debt to total capital [a]	20.5%	15.4%	14.4%	13.7%	13.7%	14.5%
Debt and preferred equity to total capital	32.0%	27.4%	25.7%	29.3%	29.2%	23.6%

[a]	The debt to total capital ratio is calculated by dividing our notes payable and debt by total capital. Total capital represents the sum of total shareholders’ equity and our notes payable and debt.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS PORTFOLIO
At December 31, 2017

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,727,643	$1,735	$(16,909)	$1,712,469	10.7%
Non-U.S. government	798,582	17,240	(9,523)	806,299	5.0%
Corporate debt	5,265,795	61,922	(29,851)	5,297,866	32.8%
Agency RMBS	2,414,720	8,132	(27,700)	2,395,152	14.8%
CMBS	776,715	4,138	(3,125)	777,728	4.8%
Non-Agency RMBS	45,713	1,917	(799)	46,831	0.3%
ABS	1,432,884	5,391	(1,994)	1,436,281	8.9%
Municipals	149,167	1,185	(972)	149,380	0.9%
Total fixed maturities	12,611,219	101,660	(90,873)	12,622,006	78.2%

Equity securities, available for sale
Common stocks	22,836	3,412	(590)	25,658	0.2%
Exchange traded funds [b]	356,252	71,675	(294)	427,633	2.6%
Bond mutual funds	173,779	9,440	(999)	182,220	1.1%
Total equity securities	552,867	84,527	(1,883)	635,511	3.9%

Total available for sale investments	$13,164,086	$186,187	$(92,756)	13,257,517	82.1%

Mortgage loans, held for investment				325,062	2.0%

Other investments (see below)				1,009,373	6.3%

Equity method investments				108,597	0.7%

Short-term investments				83,661	0.5%

Total investments				14,784,210	91.6%

Cash and cash equivalents [a]				1,363,786	8.4%

Accrued interest receivable				81,223	0.5%

Net receivable/(payable) for investments sold (purchased)				(88,968)	(0.5%)

Total cash and invested assets				$16,140,251	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$38,470	3.8%
Multi-strategy funds				286,164	28.4%
Event-driven funds				39,177	3.9%
Direct lending funds				250,681	24.8%
Real estate funds				50,009	5.0%
Private equity funds				68,812	6.8%
Other privately held investments				46,430	4.6%
Collateralized loan obligations - equity tranches				31,413	3.1%
Overseas deposits				198,217	19.6%
Total				$1,009,373	100.0%

[a]	Includes $415 million of restricted cash and cash equivalents.

[b]	Includes $72 million of ETFs with underlying exposure to fixed income.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q4 2017		Q3 2017	Q2 2017	Q1 2017	Q4 2016		Q4 2015
	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %		Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	10.7%		10.7%	11.3%	11.5%	11.4%		11.3%
Non-U.S. government	5.0%		3.9%	3.7%	3.8%	3.8%		5.0%
Corporate debt	32.8%		30.7%	32.8%	30.5%	31.2%		29.7%
MBS:
Agency RMBS	14.8%		15.7%	15.9%	15.6%	16.7%		15.4%
CMBS	4.8%		4.6%	4.5%	4.7%	4.5%		7.4%
Non-agency RMBS	0.3%		0.3%	0.3%	0.4%	0.4%		0.7%
ABS	8.9%		8.8%	9.5%	9.4%	8.3%		9.4%
Municipals	0.9%		1.0%	1.0%	0.9%	1.1%		1.1%

Total Fixed Maturities	78.2%		75.7%	79.0%	76.8%	77.4%		80.0%
Equity securities	3.9%		4.5%	5.1%	4.5%	4.3%		4.1%
Mortgage loans	2.0%		2.5%	2.4%	2.3%	2.4%		1.4%
Other investments	6.3%		5.7%	5.6%	5.4%	5.6%		5.6%
Equity method investments	0.7%		0.7%	0.8%	0.8%	0.8%		0.1%
Short-term investments	0.5%		0.1%	0.1%	0.1%	0.9%		0.2%

Total investments	91.6%		89.2%	93.0%	89.9%	91.4%		91.4%
Cash and cash equivalents	8.4%		11.1%	7.0%	10.0%	8.4%		8.0%
Accrued interest receivable	0.5%		0.5%	0.5%	0.5%	0.5%		0.5%
Net receivable/(payable) for investments sold or purchased	(0.5%)		(0.8%)	(0.5%)	(0.4%)	(0.3%)		0.1%
Total Cash and Invested Assets	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%

CREDIT QUALITY OF FIXED MATURITIES	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %		Fair Value %
U.S. government and agency	13.6%		14.0%	14.3%	15.2%	14.5%		14.1%
AAA	39.5%		39.5%	38.1%	37.8%	36.5%		36.4%
AA	8.3%		7.9%	8.1%	8.7%	9.9%		10.9%
A	16.6%		15.0%	15.8%	14.7%	15.3%		17.6%
BBB	13.9%		14.5%	14.7%	14.1%	13.7%		12.3%
Below BBB	8.1%		9.1%	9.0%	9.5%	10.1%		8.7%
Total	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%

MATURITY PROFILE OF FIXED MATURITIES	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %		Fair Value %
Within one year	3.9%		3.9%	3.5%	2.9%	2.7%		2.5%
From one to five years	38.9%		34.7%	36.2%	35.8%	33.8%		35.3%
From five to ten years	18.6%		20.5%	20.0%	19.7%	22.0%		18.6%
Above ten years	1.7%		2.0%	2.0%	2.6%	2.8%		2.6%
Asset-backed and mortgage-backed securities	36.9%		38.9%	38.3%	39.0%	38.7%		41.0%
Total	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.5%		2.6%	2.6%	2.7%	2.6%		2.5%
Yield to maturity of fixed maturities	2.7%		2.6%	2.6%	2.7%	2.8%		2.9%
Average duration of fixed maturities (inclusive of duration hedges)	3.2	yrs	3.2 yrs	3.1 yrs	3.3 yrs	3.5	yrs	3.3	yrs
Average credit quality	AA-		AA-	AA-	AA-	AA-		AA-

AXIS Capital Holdings Limited
GEOGRAPHIC DISTRIBUTION OF FIXED MATURITIES AND EQUITIES
At December 31, 2017

			Corporate Debt
	Governments and Agencies		Financials	Non-Financials	Government Guaranteed	Total	Agency RMBS	Non-Agency RMBS/CMBS	ABS	Total Fixed Maturities	Equities		Total Fixed Maturities and Equities
Composition by country
Eurozone countries:
Netherlands	$42,739		$36,077	$82,180	$—	$118,257	$—	$—	$2,513	$163,509	$1,362		$164,871
Germany	35,332		7,996	37,593	50,312	95,901	—	—	—	131,233	1,486		132,719
France	34,386		41,450	45,540	5,027	92,017	—	—	—	126,403	4,354		130,757
Ireland	7,060		25,793	20,673	—	46,466	—	—	—	53,526	87		53,613
Belgium	36,095		1,777	23,057	—	24,834	—	—	—	60,929	533		61,462
Luxembourg	—		—	44,804	—	44,804	—	—	2,167	46,971	—		46,971
Supranational [a]	19,196		—	—	—	—	—	—	—	19,196	—		19,196
Spain	2,948		7,598	5,136	—	12,734	—	—	—	15,682	424		16,106
Italy	7,366		434	9,912	—	10,346	—	—	—	17,712	807		18,519
Austria	—		571	1,247	—	1,818	—	—	—	1,818	295		2,113
Portugal	—		—	974	—	974	—	—	—	974	—		974
Finland	—		—	695	—	695	—	—	—	695	191		886
Other [b]	—		—	—	—	—	—	—	—	—	63,237		63,237
Total eurozone	185,122		121,696	271,811	55,339	448,846	—	—	4,680	638,648	72,776		711,424
Other concentrations:
United Kingdom	275,656		120,112	185,589	12,447	318,148	—	14,841	11,863	620,508	87,627		708,135
Canada	151,027		183,614	119,285	98,718	401,617	—	—	9,981	562,625	—		562,625
Japan	—		107,016	3,884	5,873	116,773	—	—	6,006	122,779	13,987		136,766
Australia	—		64,845	19,746	—	84,591	—	—	—	84,591	—		84,591
Mexico	37,021		—	2,541	—	2,541	—	—	—	39,562	—		39,562
Other	157,473		68,264	87,602	14,368	170,234	—	—	—	327,707	76,394	[c]	404,101
Total other concentrations	621,177		543,851	418,647	131,406	1,093,904	—	14,841	27,850	1,757,772	178,008		1,935,780

Total Non-U.S. concentrations	806,299		665,547	690,458	186,745	1,542,750	—	14,841	32,530	2,396,420	250,784		2,647,204

United States	1,658,622	[d]	1,563,742	2,191,374	—	3,755,116	2,395,152	809,718	1,403,751	10,022,359	384,727	[e]	10,407,086
United States agencies	53,847		—	—	—	—	—	—	—	53,847	—		53,847
United States local governments	149,380		—	—	—	—	—	—	—	149,380	—		149,380
Total U.S. concentrations	1,861,849		1,563,742	2,191,374	—	3,755,116	2,395,152	809,718	1,403,751	10,225,586	384,727		10,610,313

Totals	$2,668,148		$2,229,289	$2,881,832	$186,745	$5,297,866	$2,395,152	$824,559	$1,436,281	$12,622,006	$635,511		$13,257,517

[a]	Represents holdings of the European Investment Bank.

[b]	Represents holdings in exchange-traded funds ("ETFs"). The primary countries of risk for these underlying securities are countries within the eurozone.

[c]	Represents exchange-traded funds (“ETFs”) designed to track indexes with primary underlying exposures to countries other than the United States and those within the eurozone.

[d]	Represents United States Treasuries.

[e]	Represents ETFs designed to track the S&P 500, and a U.S. bond mutual fund.

AXIS Capital Holdings Limited
CORPORATE DEBT COMPOSITION
At December 31, 2017

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banks	$1,140,948	21.5%	7.1%
Non-U.S. banks	568,060	10.7%	3.5%
Corporate/commercial finance	225,589	4.3%	1.4%
Insurance	135,808	2.6%	0.8%
Investment brokerage	15,676	0.3%	0.1%
Total financial institutions	2,086,081	39.4%	12.9%
Consumer non-cyclicals	566,909	10.7%	3.5%
Consumer cyclicals	358,116	6.8%	2.2%
Communications	297,318	5.6%	1.8%
Technology	246,438	4.7%	1.5%
Energy	201,914	3.8%	1.3%
Non-U.S. government guaranteed	185,974	3.5%	1.2%
Utilities	139,695	2.6%	0.9%
Industrials	122,268	2.3%	0.8%
Transportation	114,907	2.2%	0.7%
Total investment grade	4,319,620	81.6%	26.8%

Total non-investment grade	978,246	18.4%	6.0%

Total corporate debt	$5,297,866	100.0%	32.8%

AXIS Capital Holdings Limited
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At December 31, 2017

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
GOLDMAN SACHS GROUP INC	$156,304	$717	$157,021	1.2%
MORGAN STANLEY	135,690	440	136,130	1.1%
JP MORGAN CHASE & CO	131,945	328	132,273	1.0%
WELLS FARGO & COMPANY	130,054	641	130,695	1.0%
BANK OF AMERICA CORP	124,134	1,248	125,382	1.0%
FORD MOTOR COMPANY	62,027	(425)	61,602	0.5%
ROYAL BANK OF CANADA	57,679	98	57,777	0.5%
ANHEUSER-BUSCH INBEV	57,320	138	57,458	0.5%
GENERAL MOTORS COMPANY	54,577	692	55,269	0.4%
TORONTO-DOMINION BANK	54,846	(153)	54,693	0.4%

[a]
The holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS Capital Holdings Limited
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At December 31, 2017

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$2,395,152	$23,113	$109	$1,913	$6,896	$14,800	$2,441,983
Commercial MBS	192,034	509,112	63,217	12,608	757	—	777,728
ABS	—	1,295,016	85,366	35,447	13,973	6,479	1,436,281

Total mortgage-backed and asset-backed securities	$2,587,186	$1,827,241	$148,692	$49,968	$21,626	$21,279	$4,655,992

Percentage of total	55.6%	39.2%	3.2%	1.1%	0.5%	0.4%	100.0%

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q4 2015
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$86,271	$38,654	$59,391	$26,009	$40,413	$40,633
Reinsurance	93,055	24,145	14,674	15,301	18,400	24,162
Total	$179,326	$62,799	$74,065	$41,310	$58,813	$64,795

Reinsurance recoverable on unpaid losses and loss expenses: OSLR
Insurance	$932,209	$587,061	$563,510	$576,914	$723,265	$664,592
Reinsurance	148,985	99,302	45,525	39,069	36,326	11,654
Total	$1,081,194	$686,363	$609,035	$615,983	$759,591	$676,246

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,811,843	$1,406,026	$1,406,141	$1,366,078	$1,489,953	$1,349,242
Reinsurance	283,315	221,872	113,483	67,121	46,955	24,063
Total	$2,095,158	$1,627,898	$1,519,624	$1,433,199	$1,536,908	$1,373,305

Provision against reinsurance recoverable on unpaid losses and loss expenses:
Insurance	$(16,421)	$(15,973)	$(17,629)	$(20,017)	$(19,889)	$(18,242)
Reinsurance	(417)	(266)	(161)	(134)	(501)	—
Total	$(16,838)	$(16,239)	$(17,790)	$(20,151)	$(20,390)	$(18,242)

Net reinsurance recoverables:
Insurance	$2,813,902	$2,015,768	$2,011,413	$1,948,984	$2,233,742	$2,036,225
Reinsurance	524,938	345,053	173,521	121,357	101,180	59,879
Total	$3,338,840	$2,360,821	$2,184,934	$2,070,341	$2,334,922	$2,096,104

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS
At December 31, 2017

Categories	Gross Recoverable	Collateral	Gross Recoverable Net of Collateral	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Gross Recoverable	Net Recoverable
Top 10 reinsurers based on gross recoverables	$1,893,567	$(184,750)	$1,708,817	59.4%	32.0%	$(9,102)	0.5%	$1,884,465
Other reinsurers balances > $20 million	1,020,139	(191,165)	828,974	28.8%	15.5%	(5,197)	0.5%	1,014,942
Other reinsurers balances < $20 million	442,119	(102,742)	339,377	11.8%	6.4%	(2,686)	0.6%	439,433
Total	$3,355,825	$(478,657)	$2,877,168	100.0%	53.9%	$(16,985)	0.5%	$3,338,840
At December 31, 2017, 88.8% (December 31, 2016: 96.7%) of our gross recoverables were collectible from reinsurers rated the equivalent of A- or better by internationally recognized rating agencies.

Top 10 Reinsurers (net of collateral)	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity
Lloyds of London	13.7%	7.4%
Swiss Reinsurance America Corporation	13.0%	7.0%
Transatlantic Reinsurance Company	8.0%	4.3%
Partner Reinsurance Co of US	6.3%	3.4%
Hannover Ruck SE	4.7%	2.5%
Everest Reinsurance Company	4.6%	2.5%
Harrington Re Ltd.	3.5%	1.9%
Munich Reinsurance America, Inc	2.8%	1.5%
Berkley Insurance Company	2.8%	1.5%
Liberty Mutual Insurance Company	2.5%	1.4%
	61.9%	33.4%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS

	Quarter ended December 31, 2017			Year ended December 31, 2017
	Gross	Recoveries	Net	Gross	Recoveries	Net
Reserve for unpaid losses and loss expenses

Beginning of period	$10,787,575	$(2,298,022)	$8,489,553	$9,697,827	$(2,276,109)	$7,421,718
Incurred	1,174,908	(334,776)	840,132	4,297,652	(1,009,882)	3,287,772
Paid	(1,121,282)	249,865	(871,417)	(3,303,068)	718,390	(2,584,678)
Foreign exchange and other	2,156,351	(776,581)	1,379,770	2,305,141	(591,913)	1,713,226

End of period [a]	$12,997,552	$(3,159,514)	$9,838,038	$12,997,552	$(3,159,514)	$9,838,038

[a]
At December 31, 2017, the gross reserve for losses and loss expenses included IBNR of $7,860 million, or 60%, of total gross reserves for loss and loss expenses. At December 31, 2016, the comparable amount was $6,339 million, or 65%.

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended December 31, 2017			Year ended December 31, 2017
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross losses paid	$629,744	$491,538	$1,121,282	$2,031,731	$1,271,337	$3,303,068
Reinsurance recoveries	(158,719)	(91,146)	(249,865)	(594,064)	(124,326)	(718,390)

Net losses paid	471,025	400,392	871,417	1,437,667	1,147,011	2,584,678

Change in:
Reported case reserves	208,939	105,958	314,897	113,136	353,427	466,563
IBNR	(162,496)	(98,775)	(261,271)	180,703	347,320	528,023
Reinsurance recoveries on unpaid loss and loss expense reserves	(97,932)	13,021	(84,911)	(70,474)	(221,018)	(291,492)

Total net incurred losses and loss expenses	$419,536	$420,596	$840,132	$1,661,032	$1,626,740	$3,287,772

Gross reserve for losses and loss expenses	$7,157,544	$5,840,008	$12,997,552	$7,157,544	$5,840,008	$12,997,552

Net favorable prior year reserve development	$18,230	$38,329	$56,559	$48,969	$151,085	$200,054

Key Ratios

Net paid to net incurred percentage	112.3%	95.2%	103.7%	86.6%	70.5%	78.6%

Net paid losses / Net premiums earned	71.6%	72.4%	71.9%	68.3%	56.2%	62.3%
Change in net loss and loss expense reserves / Net premiums earned	(7.8%)	3.6%	(2.6%)	10.6%	23.4%	16.9%
Net loss and loss expense ratio	63.8%	76.0%	69.3%	78.9%	79.6%	79.2%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q4 2015

Gross losses paid	$629,744	$459,648	$424,631	$517,708	$456,485	$378,309
Reinsurance recoveries	(158,719)	(113,348)	(118,232)	(203,766)	(121,990)	(112,628)

Net losses paid	471,025	346,300	306,399	313,942	334,495	265,681

Change in:
Reported case reserves	208,939	34,012	(57,989)	(71,825)	37,738	(19,093)
IBNR	(162,496)	266,928	95,220	(18,949)	(88,366)	70,623
Reinsurance recoveries on unpaid loss and loss expense reserves	(97,932)	(18,375)	(17,902)	63,735	4,294	(28,863)

Total net incurred losses and loss expenses	$419,536	$628,865	$325,728	$286,903	$288,161	$288,348

Gross reserve for losses and loss expenses	$7,157,544	$5,525,000	$5,200,224	$5,055,410	$5,345,655	$5,291,218

Net favorable prior year reserve development	$18,230	$2,603	$19,517	$8,619	$12,725	$2,222

Key Ratios

Net paid to net incurred percentage	112.3%	55.1%	94.1%	109.4%	116.1%	92.1%

Net paid losses / Net premiums earned	71.6%	69.8%	62.0%	68.5%	73.6%	58.5%
Change in net loss and loss expense reserves / Net premiums earned	(7.8%)	57.0%	4.0%	(5.9%)	(10.2%)	5.0%
Net loss and loss expense ratio	63.8%	126.8%	66.0%	62.6%	63.4%	63.5%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q4 2015

Gross losses paid	$491,538	$281,676	$254,182	$243,941	$297,741	$323,896
Reinsurance recoveries	(91,146)	(23,886)	(3,936)	(5,358)	(8,284)	(16,584)

Net losses paid	400,392	257,790	250,246	238,583	289,457	307,312

Change in:
Reported case reserves	105,958	158,461	90,172	(1,164)	37,735	3,578
IBNR	(98,775)	349,496	(8,890)	105,490	(50,686)	(80,796)
Reinsurance recoveries on unpaid loss and loss expense reserves	13,021	(159,245)	(51,924)	(22,870)	(24,055)	4,889

Total net incurred losses and loss expenses	$420,596	$606,502	$279,604	$320,039	$252,451	$234,983

Gross reserve for losses and loss expenses	$5,840,008	$5,262,575	$4,678,438	$4,486,553	$4,352,172	$4,355,067

Net favorable prior year reserve development	$38,329	$45,165	$51,416	$16,174	$55,522	$75,022

Key Ratios

Net paid to net incurred percentage	95.2%	42.5%	89.5%	74.5%	114.7%	130.8%

Net paid losses / Net premiums earned	72.4%	49.5%	51.3%	49.7%	62.0%	65.7%
Change in net loss and loss expense reserves / Net premiums earned	3.6%	66.9%	6.0%	16.9%	(8.0%)	(15.5%)
Net loss and loss expense ratio	76.0%	116.4%	57.3%	66.6%	54.0%	50.2%

AXIS Capital Holdings Limited
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AS OF JANUARY 1, 2018

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	100 Year Return Period	250 Year Return Period
Single zone, single event
Southeast	U.S. Hurricane	$350	$430	$848
Northeast	U.S. Hurricane	58	164	297
Mid-Atlantic	U.S. Hurricane	121	273	401
Gulf of Mexico	U.S. Hurricane	237	302	400
California	Earthquake	241	328	527
Europe	Windstorm	232	327	467
Japan	Earthquake	168	232	336
Japan	Windstorm	60	99	140
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at January 1, 2018. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.4 billion. According to our modeling, there is a one percent chance that on an annual basis, our losses incurred from a Southeast hurricane event could be in excess of $0.4 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.4 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Quarter ended December 31,		Year ended December 31,
	2017	2016	2017	2016

Net income (loss) available to common shareholders	$(38,081)	$130,912	$(415,779)	$465,462

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average shares outstanding - basic	83,160	87,552	84,108	90,772
Dilutive share equivalents:
Stock compensation plans [a]	—	922	—	775
Weighted average shares outstanding - diluted	83,160	88,474	84,108	91,547

EARNINGS (LOSS) PER COMMON SHARE
Basic	($0.46)	$1.50	($4.94)	$5.13
Diluted	($0.46)	$1.48	($4.94)	$5.08

[a] Due to the net loss incurred in the quarter and year ended December 31, 2017, all the share equivalents were anti-dilutive.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARE ROLLFOWARD - QUARTERLY

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q4 2015

Net income (loss) available to common shareholders	$(38,081)	$(467,740)	$85,030	$5,014	$130,912	$134,787

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	83,157	83,203	85,170	86,441	88,439	96,049
Shares issued, including those sourced from treasury	8	5	37	958	11	25
Shares repurchased for treasury	(4)	(51)	(2,004)	(2,229)	(2,009)	(8)
Common shares - at end of period	83,161	83,157	83,203	85,170	86,441	96,066

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares outstanding - basic	83,160	83,305	84,141	86,022	87,552	96,072
Dilutive share equivalents:
Stock compensation plans [a]	—	—	370	771	922	1,076
Weighted average shares outstanding - diluted	83,160	83,305	84,511	86,793	88,474	97,148

EARNINGS (LOSS) PER COMMON SHARE
Basic	($0.46)	($5.61)	$1.01	$0.06	$1.50	$1.40
Diluted	($0.46)	($5.61)	$1.01	$0.06	$1.48	$1.39

[a] Due to the net loss incurred in the three months ended December 31, 2017 and September 30, 2017, all the share equivalents were anti-dilutive.

AXIS Capital Holdings Limited
DILUTED BOOK VALUE PER COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At December 31, 2017

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$50.26

Book value per common share	$4,566,264	83,161	$54.91

Dilutive securities: [b]
Restricted units		1,584	(1.03)
Diluted book value per common share	$4,566,264	84,745	$53.88

	At December 31, 2016

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$65.27

Book value per common share	$5,146,296	86,441	$59.54
Dilutive securities: [b]
Restricted units		1,876	(1.27)
Diluted book value per common share	$5,146,296	88,317	$58.27

[a]	Under this method unvested restricted stock awards and units are added to determine the diluted common shares outstanding.

[b]	Excludes cash-settled restricted stock unit awards.

AXIS Capital Holdings Limited
NON-GAAP OPERATING INCOME [a]

NON-GAAP OPERATING INCOME
	Quarter ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Net income (loss) available to common shareholders	$(38,081)	$130,912	$(415,779)	$465,462
Adjustment for:
Net realized investment (gains) losses	(43,038)	20,229	(28,226)	60,525
Associated tax impact	130	(541)	2,022	1,830
Foreign exchange losses (gains)	44,644	(51,514)	134,737	(121,295)
Associated tax impact	(3,535)	105	(7,777)	2,114
Re-measurement of deferred tax asset	41,629	—	41,629	—
Associated tax impact	—	—	—	—
Bargain purchase gain	—	—	(15,044)	—
Associated tax impact	—	—	—	—
Transaction and reorganization expenses	20,748	—	26,718	—
Associated tax impact	(2,618)	—	(2,839)	—
Loss on repurchase of preferred shares	—	1,309	—	1,309
Associated tax impact	—	—	—	—
Non-GAAP operating income (loss)	$19,879	$100,500	$(264,559)	$409,945

Net earnings (loss) per common share - diluted	$(0.46)	$1.48	$(4.94)	$5.08
Adjustment for:
Net realized investment (gains) losses	(0.52)	0.23	(0.34)	0.66
Associated tax impact	—	(0.01)	0.03	0.02
Foreign exchange losses (gains)	0.54	(0.57)	1.60	(1.31)
Associated tax impact	(0.04)	—	(0.09)	0.02
Re-measurement of deferred tax asset	0.50	—	0.49	—
Associated tax impact		—	—	—
Bargain purchase gain	—	—	(0.18)	—
Associated tax impact	—	—	—	—
Transaction and reorganization expenses	0.25	—	0.32	—
Associated tax impact	(0.03)	—	(0.04)	—
Loss on repurchase of preferred shares	—	0.01	—	0.01
Associated tax impact	—	—	—	—
Non-GAAP operating income (loss) per share - diluted	$0.24	$1.14	$(3.15)	$4.48

Weighted average common shares and common share equivalents - diluted	83,160	88,474	84,108	91,547

Average common shareholders' equity	4,622,982	5,273,477	4,856,280	5,192,668

Annualized return on average common equity	(3.3)%	9.9%	(8.6)%	9.0%

Annualized non-GAAP operating return on average common equity	1.7%	7.6%	(5.4)%	7.9%

a]	Non-GAAP operating income is a non-GAAP financial measure as defined by Regulation G. A reconciliation of non-GAAP operating income to net income available to common shareholders is presented above.

AXIS Capital Holdings Limited
DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE

DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE - TREASURY STOCK METHOD [a]
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2017	2017	2017	2017	2016	2015
Common shareholders' equity	$4,566,264	$4,679,699	$5,117,695	$5,104,291	$5,146,296	$5,239,039
Less: goodwill	(102,003)	(48,969)	(47,148)	(47,148)	(47,148)	(47,148)
Less: intangible assets	(257,987)	(38,237)	(39,072)	(37,465)	(37,901)	(39,710)
Associated tax impact	46,377	14,386	14,081	13,388	13,096	11,972
Tangible common shareholders' equity	$4,252,651	$4,606,879	$5,045,556	$5,033,066	$5,074,343	$5,164,153

Outstanding diluted common shares net of treasury shares	84,745	84,575	84,655	86,670	88,317	98,241

Diluted book value per common share [b]	$53.88	$55.33	$60.45	$58.89	$58.27	$54.08

Diluted tangible book value per common share [b]	$50.18	$54.47	$59.60	$58.07	$57.46	$53.30

[a]	Under this method unvested restricted stock awards and units are added to determine the diluted common shares outstanding. Cash-settled restricted stock unit awards are excluded.

[b]
Calculation at December 31, 2015 includes 1,358,380 of additional shares delivered to the Company under the Company's Accelerated Share Repurchase ("ASR") agreement. The shares were delivered to the Company following the early termination of the ASR agreement on January 15, 2016.

AXIS Capital Holdings Limited
USE OF NON-GAAP FINANCIAL MEASURES

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are non-GAAP financial measures under Securities and Exchange Commission ("SEC") rules and regulations. In this document, we present underwriting-related general and administrative expenses, consolidated underwriting income, non-GAAP operating income (in total and on a per share basis), diluted tangible book value per common share and pre-tax total return on cash and investments excluding foreign exchange movements, which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP.

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While this financial measure is presented in the Segment Information footnote to our Consolidated Financial Statements, this is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income. General and administrative expenses (the most comparable GAAP financial measure to underwriting-related general and administrative expenses) also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP measure, is included in the ''Consolidated Statements of Income - Quarterly'' and ''Consolidated Statements of Income - Year'' sections of this document.

Consolidated Underwriting Income
Consolidated underwriting income is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. While this measure is presented in the Segment Information footnote to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it appropriate to exclude net investment income and net realized investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our Consolidated Statement of Income primarily relate to our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange rate losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance and, therefore, exclude them from consolidated underwriting income.

Interest expense and financing costs primarily relate to interest payable on our senior notes. As these costs are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income.

The bargain purchase gain, recognized upon the acquisition of Aviabel, reflects the amount by which the fair value of the net identifiable assets acquired exceeded the fair value of consideration transferred and should be excluded from consolidated underwriting income since it is not related to the underwriting process.

Transaction and reorganization expenses associated with our acquisition of Novae are driven by business decisions, the nature and timing of which are unrelated to the underwriting process and for this reason they are excluded from consolidated underwriting income.

Loss on repurchase of preferred shares arose from capital transactions that are not reflective of underlying business performance, and therefore, is excluded from consolidated underwriting income.

Amortization of purchased intangibles are driven by business decisions, the nature and timing of which are not related to the underwriting process and for this reason, these expenses are excluded from consolidated underwriting income.

The re-measurement of deferred tax asset expense recognized in the fourth quarter of 2017 related to the revaluation of our net Deferred Tax Asset ("DTA"), following the reduction in the U.S. corporate income tax rate from 35% to 21% enacted as part of the Tax Cuts and Jobs Act of 2017 ("U.S. Tax Reform"). The nature and timing of the tax expense associated with the U.S. Tax Reform is not related to the underwriting process, and for this reason, this expense is excluded it from consolidated underwriting income.

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income to income before income taxes and interest in income (loss) of equity method investments (the most comparable GAAP financial measure) is included in the''Consolidated Statements of Income - Quarterly'' and ''Consolidated Statements of Income - Year'' sections of this document.

Non-GAAP Operating Income
Non-GAAP operating income represents after-tax operational results without consideration of after-tax net realized investment gains (losses), foreign exchange losses (gains), re-measurement of deferred tax asset, bargain purchase gain, transaction and reorganization expenses and loss on repurchase of preferred shares.

Although the investment of premiums to generate income and realize investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our Consolidated Statements of Income are primarily driven by the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange losses (gains) on our available-for-sale investments in other comprehensive income and foreign exchange losses (gains) realized upon the sale of these investments in net realized investment gains (losses). These unrealized and realized foreign exchange movements generally offset a large portion of the foreign exchange losses (gains) reported separately in earnings, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As such, the Statement of Income foreign exchange losses (gains) in isolation are not a fair representation of the performance of our business.

The re-measurement of deferred tax asset expense recognized in the fourth quarter of 2017 related to the revaluation of our net Deferred Tax Asset ("DTA"), following the reduction in the U.S. corporate income tax rate from 35% to 21% enacted as part of the Tax Cuts and Jobs Act of 2017 ("U.S. Tax Reform"). The nature and timing of the tax expense associated with the U.S. Tax Reform is not related to the underwriting process, and for this reason, this expense is excluded it from consolidated underwriting income.

The bargain purchase gain, recognized upon the acquisition of Aviabel, reflects the amount by which the fair value of the net identifiable assets acquired exceeded the fair value of consideration transferred and is not indicative of future revenues of the company.

Transaction and reorganization expenses associated with our acquisition of Novae are primarily driven by business decisions, the nature and timing of which are unrelated to the underwriting process and which are not representative of underlying business performance.

Losses on repurchase of preferred shares arose from capital transactions and, therefore, are not reflective of underlying business performance.

In this regard, certain users of our financial statements evaluate earnings excluding after-tax net realized investment gains (losses), foreign exchange losses (gains), re-measurement of deferred tax asset, bargain purchase gain, transaction and reorganization expenses and loss on repurchase of preferred shares to understand the profitability of recurring sources of income.

We believe that showing net income available to common shareholders exclusive of net realized gains (losses), foreign exchange losses (gains), re-measurement of deferred tax asset, bargain purchase gain, transaction and reorganization expenses and loss on repurchase of preferred shares reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of non-GAAP operating income to net income available to common shareholders, the most comparable GAAP measure, is presented in the "Non-GAAP Operating Income" section in this document.

Diluted Tangible Book Value per Common Share
Tangible book value is defined as common shareholders' equity excluding goodwill, intangible assets, and associated tax impact. Diluted tangible book value per common share uses this measure as the numerator, with the denominator being outstanding diluted common shares calculated under the treasury stock method. A reconciliation of diluted tangible book value per common share to diluted book value per common share (the nearest GAAP financial measure) is included in the "Diluted Tangible Book Value per Common Share'"section of this document.

Diluted tangible book value per common share removes certain effects of purchase accounting. We believe that this measure, in combination with diluted book value per common share, is useful in assessing value generated for our common shareholders.

Non-GAAP Financial Measures
We present pre-tax total return on cash and investments excluding foreign exchange movements, which measures net investment income (loss), net realized investments gains (losses), interest in income (loss) of equity method investments, and pre-tax change in unrealized gains (losses) generated by our average cash and investment balances which is derived from pre-tax total return on cash and investments and reconciled to the most comparable GAAP financial measure in the "Financial Highlights" section of this document". We believe this presentation enables investors and other users of our financial information to analyze the performance of our investments.

We also present diluted non-GAAP operating income per share and annualized non-GAAP operating return on average common equity ("annualized non-GAAP operating ROACE"), which are derived from the non-GAAP operating income measure and are reconciled to the most comparable GAAP financial measure in the "Non-GAAP Operating Income" section of this document.